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As filed with the Securities and Exchange Commission on April 4, 2005

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

AMNET MORTGAGE, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	33-0741174
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)
10421 WATERIDGE CIRCLE, SUITE 250 SAN DIEGO, CALIFORNIA 92121 858-909-1200 (Address of principal executive offices)
AMNET MORTGAGE, INC. 2004 EQUITY INCENTIVE PLAN (Full title of the plan)

JUDITH A. BERRY
EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
AMNET MORTGAGE, INC.
10421 WATERIDGE CIRCLE, SUITE 250
SAN DIEGO, CALIFORNIA 92121
858-909-1200
(Name and address of agent for service)

        This registration statement shall hereafter become effective in accordance with Rule 462 promulgated under the Securities Act of 1933, as amended.

CALCULATION OF REGISTRATION FEE

Title of Securities to be registered[1]	Amount to be registered[2]	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee

2004 Equity Incentive Plan
Common Stock Par Value $.01	1,738,442	$7.44[3]	$12,934,008.48	$1,522.33
	609,650	$8.90[4]	$5,425,885.00	$638.63

TOTALS	2,348,092		$18,359,893.48	$2,160.96

1
The securities to be registered include options and rights to acquire Common Stock.

2
Pursuant to Rule 416(a), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction.

3
Estimated pursuant to Rule 457 solely for purposes of calculating the registration fee. The price is based upon the weighted average exercise price of the outstanding options as of March 29, 2004.

4
Estimated pursuant to Rule 457 solely for purposes of calculating the registration fee. As to the shares under the 2004 Equity Incentive Plan, the price is based upon the average of the high and low prices of the Common Stock on March 29, 2005, as reported on the NASDAQ National Market.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference

        AmNet Mortgage, Inc. (the "Company") hereby incorporates by reference in this registration statement the following documents:

          (a)   The Company's latest annual report on Form 10-K filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), containing audited consolidated financial statements for the Company's latest fiscal year ended December 31, 2004 as filed with the Securities and Exchange Commission on March 30, 2005.

          (b)   All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the registrant document referred to in (a) above.

          (c)   The description of the Company's Common Stock contained in the Company's registration statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

        All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 4.    Description of Securities

        The class of securities to be offered is registered under Section 12 of the Exchange Act.

Item 5.    Interests of Named Experts and Counsel

        Inapplicable.

Item 6.    Indemnification of Directors and Officers

        As permitted by the Maryland General Corporation Law, the Company's Second Articles of Amendment and Restatement obligates the Company to indemnify its present and former directors and officers and to pay or reimburse reasonable expenses for such individuals in advance of the final disposition of a proceeding to the maximum extent permitted from time to time by Maryland law. The Maryland General Corporation Law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities, unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to such proceeding and was committed in bad faith or was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services, or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. The Bylaws implement the provisions relating to indemnification contained in the Company's Charter. Maryland law permits the charter of a Maryland corporation to include a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, except to the extent that (i) the person actually received an improper benefit or profit in money, property or services, or (ii) a judgment or other final adjudication is entered in a proceeding based on a finding that the person's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. The Company's Charter contains a provision providing for elimination of the liability of its directors or officers to the Company or its stockholders for money damages to the maximum extent permitted by Maryland law from time to time.

        The Company purchased and maintains officers' and directors' insurance for the benefit of its officers and directors. The Company has entered into indemnity agreements with each of its officers and directors pursuant to which the Company indemnifies its officers and directors to the fullest extent allowed by law.

Item 7.    Exemption From Registration Claimed

        Inapplicable.

Item 8.    Exhibits

        See Exhibit Index.

Item 9.    Undertakings

        The undersigned registrant hereby undertakes:

        (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

    (i)
    To include any prospectus required by Section 10(a)(3) of the Securities Act;

    (ii)
    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

    (iii)
    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (l)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

        (2)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURE

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on March 29, 2005.

AMNET MORTGAGE, INC.
By:	/s/ JUDITH A. BERRY Judith A. Berry, Executive Vice President and Chief Financial Officer

SIGNATURES AND POWER OF ATTORNEY

        The officers and directors of AmNet Mortgage, Inc. whose signatures appear below, hereby constitute and appoint JOHN M. ROBBINS and JUDITH A. BERRY, and each of them, their true and lawful attorneys and agents, with full power of substitution, each with power to act alone, to sign and execute on behalf of the undersigned any amendment or amendments to this registration statement on Form S-8, and each of the undersigned does hereby ratify and confirm all that each of said attorney and agent, or their or his substitutes, shall do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOHN M. ROBBINS, JR. John M. Robbins, Jr.	Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	March 29, 2005
/s/ JUDITH A. BERRY Judith A. Berry	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	March 29, 2005
/s/ ROBERT T. BARNUM Robert T. Barnum	Director	March 29, 2005
/s/ H. JAMES BROWN, PH D. H. James Brown, Ph.D.	Director	March 29, 2005
/s/ ROBERT A. GUNST Robert A. Gunst	Director	March 29, 2005
/s/ KEITH JOHNSON Keith Johnson	Director	March 29, 2005
/s/ DAVID NIERENBERG David Nierenberg	Director	March 29, 2005
/s/ RICHARD T. PRATT, PH D. Richard T. Pratt, Ph D.	Director	March 29, 2005
/s/ MARK J. RIEDY, PH. D. Mark J. Riedy, Ph. D.	Director	March 29, 2005
/s/ HERBERT TASKER Herbert Tasker	Director	March 29, 2005

EXHIBIT INDEX

4.1	Second Articles of Amendment and Restatement of the Company are incorporated by reference to Exhibit 3.1 to the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 31, 2003.
4.2	Fourth Amended and Restated Bylaws of the Company are incorporated by reference to Exhibit 3.2 to the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 30, 2004.
4.3	First Amended and Restated Rights Agreement by and between the Company and American Stock Transfer and Trust Company dated as of February 2, 1999 and amended as of March 4, 2004 is incorporated by reference to Exhibit 3.2 to the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 30, 2004.
5	Opinion re legality
23.1	Consent of Counsel (included in Exhibit 5)
23.2	Consent of PricewaterhouseCoopers LLP
24	Power of Attorney (included in signature pages to this registration statement)
99.1	AmNet Mortgage, Inc. 2004 Equity Incentive Plan[1]

1Filed as an exhibit to the Company's Definitive Proxy Statement on Form DEF 14A (File No. 001-13485) filed on July 2, 2004.

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PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
  Item 3. Incorporation of Documents by Reference
  Item 4. Description of Securities
  Item 5. Interests of Named Experts and Counsel
  Item 6. Indemnification of Directors and Officers
  Item 7. Exemption From Registration Claimed
  Item 8. Exhibits
  Item 9. Undertakings
SIGNATURE
SIGNATURES AND POWER OF ATTORNEY
EXHIBIT INDEX